Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Holdings Announces Second Quarter 2014 Revenue and Financial Results

Company posts record sales and adjusted EBITDA

CARLSBAD, CA, July 31, 2014 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a global provider of spinal fusion technologies, announced today financial results for the second quarter ended June 30, 2014.

•	Second quarter consolidated net revenues of $53.2 million; 4.2% growth (as reported and in constant currency) over 2013 and 8.1% sequential growth.

•	Second quarter adjusted EBITDA of $7.7 million, 14.4% of revenue.

•	Consolidated gross margin improvement of 500 basis points over the second quarter of 2013 to 67.9%.

Highlights of Alphatec Spine’s Second Quarter 2014

•	U.S. revenue of $34.5 million, representing 6.2% growth over second quarter of 2013.

•	International revenue of $18.6 million representing approximately 1% growth (as reported and in constant currency) over second quarter of 2013. Revenues from international operations represent 35% of global revenues.

•	Adjusted EBITDA second quarter growth of 57% over the same period in 2013 and 14.5% sequential growth.

•	Sales from less-invasive product solutions increased approximately 16% from the second quarter of 2013, driven primarily by strong uptake of Illico MIS across all major geographies.

•	Biologics revenue grew approximately 25% over the prior year, which is attributable to the broad Alphatec biologics portfolio that addresses all major therapies for supporting successful spine fusion.

•	Arsenal™ Spinal Fixation System Initial Patient Procedures Successfully Completed – beta launch of the Company’s new spinal fixation system is well-underway and early feedback from surgeons has been extremely positive.

“We are pleased with our global sales growth in the second quarter, which included balanced performance across our broad portfolio of products,” said Jim Corbett, President and CEO of Alphatec Spine. “Additionally, in the second quarter we continued to make progress on improving our bottom line results through ongoing operational efficiency initiatives and controlling expenses across the organization.”

Mr. Corbett added, “We are also excited about the potential of our recently beta-launched Arsenal spinal fixation system, which provides a comprehensive solution for complex degenerative spinal conditions. Our initial patient cases have gone very well and interest in the marketplace is growing. We took positive steps forward this quarter towards our goal of producing profitable growth and look forward to continued improvement of our business.”

-tables to follow-

Quarter Ended June 30, 2014

Consolidated net revenues for the second quarter of 2014 were $53.2 million, up 4.2%, as reported and on a constant-currency basis, compared to $51.0 million reported for the second quarter of 2013.

U.S. net revenues for the second quarter of 2014 were $34.5 million, up 6.2%, compared to $32.5 million reported for the second quarter of 2013.

International net revenues for the second quarter of 2014 were $18.6 million, up approximately 1%, as reported and on a constant-currency basis, compared to $18.5 million for the second quarter of 2013. Excluding revenues from the cessation of sales in France, international revenues grew 9% over the same period in 2013.

Gross profit and gross margin for the second quarter of 2014 were $36.1 million and 67.9%, respectively, compared to $32.1 million and 62.9%, respectively, for the second quarter of 2013. Gross margin improvement of 500 basis points reflects continued improvement of managing costs and driving operational efficiencies combined with the ending of the Cross Medical settlement amortization.

Total operating expenses for the second quarter of 2014 were $34.3 million, down 2% compared to the second quarter of 2013 and down approximately 10% sequentially. Increased R&D spend, primarily related to beta launch of the Arsenal spinal fixation system in the second quarter of 2014 was offset by improvements in general and administrative expenses.

GAAP net loss for the second quarter of 2014 was $2.9 million or ($0.03) per share (basic and diluted), compared to a net loss of $4.7 million, or ($0.05) per share (basic and diluted) for the second quarter of 2013.

Adjusted EBITDA in the second quarter of 2014 was $7.7 million, or 14.4% of revenues, compared to $4.9 million, or 9.6% of revenues reported in the second quarter of 2013. Second quarter 2014 adjusted EBITDA represents net income excluding effects of interest, taxes, depreciation, amortization, stock-based compensation and restructuring.

Cash and cash equivalents were $19 million at June 30, 2014, compared to $23.8 million reported at March 31, 2014. Additionally, the Company has reported $2 million of restricted cash, which must be used for future payment obligations associated with the Orthotec settlement.

2014 Financial Guidance

The Company anticipates 2014 revenue in the range of $208 million to $212 million, representing approximately 1.6% to 3.6% growth over 2013. The Company reaffirms guidance expectations for annual adjusted EBITDA of $30 million to $33 million in 2014, representing 19% to 31% growth over 2013, and representing approximately 14.4% to 15.6% of annual revenue.

Conference Call

Alphatec Spine will webcast its Quarterly Update Call today at 5:00 p.m. EDT / 2:00 p.m. PDT. Jim Corbett, Alphatec’s President and Chief Executive Officer will lead the call. During the call the Company plans to provide further details underlying its second quarter 2014 financial results.

-tables to follow-

To access the webcast, please log on to www.alphatecspine.com approximately fifteen minutes prior to the call to register, download and install any necessary audio software. For those without access to the internet, the live call may be accessed by phone by calling toll-free (877) 556-5251 (U.S. / Canada) or (720) 545-0036 (international), participant passcode number 74131275. A replay of the call will also be available on the investor relations section of Alphatec Spine’s website for at least 30 days.

Non-GAAP Information

Alphatec Spine reports certain non-GAAP financial measures such as non-GAAP earnings and earnings per share, adjusted for effects of amortization and other non-recurring or expense items, such as loss on extinguishment of debt, restructuring expenses and transaction-related expenses. Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as severance expense, trial-related litigation expenses, restructuring expenses and transaction-related expenses. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. For completeness, Management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. These non-GAPP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a global provider of spinal fusion technologies for the treatment of spinal disorders associated with trauma, congenital deformities, disease and degeneration. The Company’s mission is to combine innovative surgical solutions with world-class customer service to improve outcomes and patient quality of life. The Company and its affiliates market products in the U.S. and internationally via a direct sales force and independent distributors.

Additional information can be found at www.alphatecspine.com.

-tables to follow-

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include the references to Alphatec Spine’s 2014 revenue and adjusted EBITDA guidance; the success of the Company to achieve gross margin, profitability and adjusted EBITDA improvements; the success of the Company’s initiatives to drive global sales growth, increase margins and increase operating efficiencies. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline, including without limitation the Arsenal spinal fixation system; the uncertainties regarding the ability to successfully license or acquire new products and the commercial success of such products; failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, including without limitation the Arsenal system and Illico products discussed in this press release; failure to successfully implement streamlining activities to create anticipated savings; failure to obtain FDA clearance or approval or international regulatory approvals for new products, including the products discussed in this press release, or unexpected or prolonged delays in the process; continuation of favorable third party payor reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other competing products and with emerging new technologies; the Company’s ability to meet its debt and payment obligations related to the Cross Medical and Orthotec settlements; product liability exposure; an unsuccessful outcome in any material litigation in which the Company is a defendant; patent infringement claims and claims related to the Company’s intellectual property. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2013, filed on March 20, 2014 with the Securities and Exchange Commission, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

CONTACT: Investor/Media Contact:

Christine Zedelmayer

Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

czedelmayer@alphatecspine.com

-tables to follow-

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts—unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues	$53,167	$51,020	$102,340	$101,463
Cost of revenues	16,600	18,501	32,033	35,771
Amortization of acquired intangible assets	447	426	893	857

Total cost of revenues	17,047	18,927	32,926	36,628

Gross profit	36,120	32,093	69,414	64,835
	67.9%	62.9%	67.8%	63.9%
Operating expenses:
Research and development	4,534	3,666	8,715	7,348
Sales and marketing	19,837	19,160	37,896	37,655
General and administrative	9,241	11,445	23,463	22,575
Amortization of acquired intangible assets	757	721	1,515	1,514
Restructuring expenses	(90)	—	686	—

Total operating expenses	34,279	34,992	72,275	69,092

Operating income (loss)	1,841	(2,899)	(2,861)	(4,257)
Interest and other income (expense), net	(4,429)	(1,327)	(5,731)	(2,670)

Loss from continuing operations before taxes	(2,588)	(4,226)	(8,592)	(6,927)
Income tax provision	307	435	976	383

Net loss	$(2,895)	$(4,661)	$(9,568)	$(7,310)

Net loss per common share:
Basic and diluted net loss per share	$(0.03)	$(0.05)	$(0.10)	$(0.08)

Weighted-average shares—basic and diluted	96,922	95,926	96,860	95,876

-tables to follow-

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands—unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$18,983	$21,345
Restricted Cash	2,001	—
Accounts receivable, net	44,662	41,395
Inventories, net	42,447	41,939
Prepaid expenses and other current assets	7,886	7,694
Deferred income tax assets	1,389	1,372

Total current assets	117,368	113,745
Property and equipment, net	27,390	28,030
Goodwill	182,301	183,004
Intangibles, net	35,412	39,064
Other assets	2,239	1,787

Total assets	$364,710	$365,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,965	$10,790
Accrued expenses	36,904	62,996
Deferred revenue	1,838	1,009
Common stock warrant liabilities	11,173	—
Current portion of long-term debt	5,909	4,924

Total current liabilities	69,789	79,719
Total long term liabilities	107,468	90,632
Redeemable preferred stock	23,603	23,603
Stockholders’ equity	163,850	171,676

Total liabilities and stockholders’ equity	$364,710	$365,630

-tables to follow-

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts—unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Operating income (loss), as reported	$1,841	$(2,899)	$(2,861)	$(4,257)
Add back:
Depreciation	3,102	3,654	6,352	7,175
Amortization of intangible assets	398	1,529	795	3,043
Amortization of acquired intangible assets	1,204	1,147	2,408	2,371

Total EBITDA	6,545	3,431	6,694	8,332
Add back significant items:
Stock-based compensation	1,195	795	2,139	1,979
Litigation settlement and trial costs	—	—	4,779	—
Restructuring and other charges	(90)	655	722	655

EBITDA, as adjusted for significant items	$7,650	$4,881	$14,334	$10,966

Net loss, as reported	$(2,895)	$(4,661)	$(9,568)	$(7,310)
Add back:
Amortization of acquired intangible assets	1,204	1,147	2,408	2,371
Amortization of intangible assets	398	1,529	795	3,043
Litigation settlement and trial costs	—	—	4,779	—
Restructuring and other charges	(90)	655	722	655
Warrant fair value adjustment	923	—	805	—

Net loss, as adjusted for significant items	$(460)	$(1,330)	$(59)	$(1,241)

Net loss per common share—basic and diluted	$(0.03)	$(0.05)	$(0.10)	$(0.08)
Add back:
Amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Amortization of intangible assets	0.00	0.02	0.01	0.03
Litigation settlement and trial costs	—	—	0.05	—
Restructuring and other charges	(0.00)	0.01	0.01	0.01
Warrant fair value adjustment	0.01	—	0.01	—

Net loss per common share—basic, as adjusted for significant items	$(0.00)	$(0.01)	$(0.00)	$(0.01)

Weighted-average shares—basic and diluted	96,922	95,926	96,860	95,876

-tables to follow-

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages—unaudited)

	Three Months Ended				% Change
	June 30,		% Change	% Change	Foreign
	2014	2013	As Reported	Operations	Currency
Revenues by geographic segment
U.S.	$34,518	$32,491	6.2%	6.2%	0.0%
International	18,649	18,529	0.6%	0.6%	0.0%

Total revenues	$53,167	$51,020	4.2%	4.2%	0.0%

Gross profit by geographic segment
U.S.	$24,781	$21,134
International	11,339	10,959

Total gross profit	$36,120	$32,093

Gross profit margin by geographic segment
U.S.	71.8%	65.0%
International	60.8%	59.1%

Total gross profit margin	67.9%	62.9%

	Six Months Ended				% Change
	June 30,		% Change	% Change	Foreign
	2014	2013	As Reported	Operations	Currency
Revenues by geographic segment
U.S.	$66,568	$65,553	1.5%	1.5%	0.0%
International	35,772	35,910	-0.4%	1.7%	-2.1%

Total revenues	$102,340	$101,463	0.9%	1.6%	-0.7%

Gross profit by geographic segment
U.S.	$47,832	$43,550
International	21,582	21,285

Total gross profit	$69,414	$64,835

Gross profit margin by geographic segment
U.S.	71.9%	66.4%
International	60.3%	59.3%

Total gross profit margin	67.8%	63.9%

Footnotes:

1)	The impact from foreign currency represents the percentage change in 2014 revenues due to the change in foreign exchange rates for the periods presented.

# # #